UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2019

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On May 8, 2019, Conduent Incorporated (“the “Company”) announced Ashok Vemuri’s plan to step down as Chief Executive Officer (“CEO”). On August 6, 2019, the Company’s Board of Directors (the “Board”) transitioned Mr. Vemuri out as CEO and he resigned as a member of the Board.

Appointment of Chief Executive Officer and Director

On August 6, 2019, the Company’s Board appointed Clifford Skelton to serve as CEO and as a Director on the Board to fill the vacancy created by Mr. Vemuri’s resignation, with appointment to both positions being subject to the terms of that certain Letter Agreement dated August 6, 2019 between the Company and Mr. Skelton (“Letter Agreement”). The Letter Agreement, which sets forth the compensation and other terms of Mr. Skelton’s appointment, is attached as Exhibit 10.6(j) to this Report and incorporated by reference. Other than the terms set forth in the Letter Agreement, Mr. Skelton’s employment terms remain the same as set forth in the letter agreement between the Company and Mr. Skelton dated May 21, 2019 and filed as Exhibit 10.6(h) on Form 8-K dated May 28, 2019, which is incorporated by reference.

The information required by Items 401 and 404 of Regulation S-K and filed in Item 5.02(c) on Registrant’s Form 8-K dated May 28, 2019 is incorporated herein by reference.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that could cause actual results to differ materially.

Such factors include, but are not limited to: our ability to successfully manage the leadership transition and the potential for disruptions to our business from the transition; government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2018 Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as in our Current Reports on Form 8-K. Any forward-looking statements made by us in this Current Report on Form 8-K speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.6(j)	Letter Agreement dated August 6, 2019 between Registrant and Clifford Skelton regarding compensation arrangements.

99.1	Press Release announcing Cliff Skelton as CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: August 7, 2019	By:	/s/ J. Michael Peffer
	Name:	J. Michael Peffer
	Title:	Secretary